EXHIBIT 3(i).1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            SHARED TECHNOLOGIES INC.


     INTRODUCTION. SHARED TECHNOLOGIES INC. was originally incorporated under the name of Balcon, Inc. by Certificate of Incorporation filed on September 23, 1987. By a Plan and Agreement of Merger dated March 8, 1988, Balcon, Inc. merged with Shared Technologies Inc., survived the merger, and changed its name to Shared Technologies Inc. This restatement only restates and integrates, and does not further amend, the provisions of the Corporation's Restated Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between the provisions thereof and of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted pursuant to Section 245 of the Delaware General Corporation Law by the Board of Directors.

     FIRST. The name of this corporation shall be:

                            SHARED TECHNOLOGIES INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 20,000,000 shares of Common Stock, $.004 par value per share ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share.

     A. Common Stock. Shares of Common Stock shall have the following voting powers, rights and preferences:

     1. Voting Rights. Except as otherwise required by Statute or as otherwise provided in this Restated Certificate of Incorporation, the holders of shares of Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting, voting together, as one class, with the holders of any shares of Preferred Stock who



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are  entitled  to vote,  except to the extent that a class vote for any class or series of stock is required by statute.

     2. Dividends. Subject to any preferential dividend rights applicable to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

     3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to the holders of Common Stock, ratably in proportion to the number of shares of Common Stock held by them.

     B. Preferred Stock. Shares of Preferred Stock shall have the following voting powers, rights and preferences.

     Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of any series of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued as shares of the same series or as shares of one or more other series of Preferred Stock except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.


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                    DESIGNATION OF SERIES C PREFERRED STOCK

     1. Designation; Rank. The series of Preferred Stock designated and known as "Series C Preferred Stock" shall consist of 5,000,000 shares, par value $.01 per share. Shares of the Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.004 per share (the "Common Stock") of the Corporation and to any other class or series of capital stock of the Corporation hereafter issued (all of such equity securities of the Corporation to which the Series C Preferred Stock ranks prior, including all classes of Common Stock, are at times collectively referred to herein as the "Junior Securities").

     2. Dividends.

     (a) The holders of the Series C Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends in cash at the annual rate of $.32 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), and no more, in equal quarterly payments in arrears on March 31, June 30, September 30 and December 31 in each year (each such date is referred to as a "Dividend Payment Date") commencing on September 30, 1992, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of this Corporation. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared. If the Dividend Payment Date is not a business day, the Dividend Payment Date shall be the next succeeding business day.

     (b) Each of such quarterly dividends shall be fully cumulative and shall accrue, whether or not earned or declared, without interest, from the first day of the quarter in which such dividend may be payable as herein provided, except that with respect to the first quarterly dividend, such dividend shall accrue from September 15, 1992.

     (c) No dividends shall be declared or paid or set apart for payment on the Junior Securities, or on the Preferred Stock of any series ranking, as to dividends, junior to the Series C Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series C Preferred Stock for all dividend payment periods ending on or prior to the date of payment of



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

such full cumulative dividends. Unless full cumulative dividends on the Series C Preferred Stock have been paid, no other distribution shall be made upon the Junior Securities or upon any other such series of Preferred Stock.

     (d) In the event that the Corporation shall have cumulative, accrued and unpaid dividends outstanding immediately prior to, and in the event of a conversion of any shares of Series C Preferred Stock as provided in Section 5 hereof, the Corporation shall, at the option of the holder of such shares, pay in cash to such holder the full amount of any such dividends or allow such dividends to be converted into Common Stock in accordance with, and pursuant to the terms specified in, Section 5 hereof, except that the Conversion Price (as that term is defined in Section 5(a)) for such purpose shall be the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

     3. Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount equal to $4 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series C Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be

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

entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

     (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series C Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

     (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

     (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

     4. Voting

     (a) Except as may be otherwise provided in these terms of the Series C Preferred Stock or by law, the Series C Preferred Stock shall not be entitled to vote.

     (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Series Preferred Stock with preference or priority over the Series C Preferred Stock as to the right to receive either dividends or amounts distributable

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

upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series C Preferred Stock, and the authorization or issuance of any series of Series Preferred Stock on a parity with Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series C Preferred Stock. The number of authorized shares of Series C Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series C Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

     5. Optional Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.00 by the Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series C Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $8.00. Such initial Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series C Preferred Stock.

     (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     (c) Mechanics of Conversion.

         (i) In order for a holder of Series C Preferred Stock to convert shares of Series C Preferred Stock


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

         into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series C
         Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                  (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any accrued and unpaid dividends on the Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.



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

                  (iv) All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series C Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly.

         (d)      Adjustments to Conversion Price for Diluting Issues:

                  (i) Special Definitions. For purposes of this Subsection 5(d), the following definitions shall apply:

                           (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options granted to employees or consultants of the Corporation pursuant to an option plan adopted by the Board of Directors (subject to appropriate adjustment for any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

                           (B) "Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued.

                           (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                                    (I) upon  conversion  of  shares of Series C
                  Preferred Stock outstanding on the Original Issue Date;

                                    (II) as a dividend or distribution on Series
                  C Preferred Stock;


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

                                 (III) by reason of a dividend,  stock split,
                  split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I) and (II) or this clause
                  (III); or

                                  (IV) upon the  exercise of options  excluded
                  from the definition of "Option" in Subsection 5(d)(i)(A).

                  (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                  (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any


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         such case in which  Additional  Shares of Common Stock are deemed to be issued:

                           (A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                           (C) no readjustment pursuant to clause (B) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                           (D) upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

                           (E) in the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of

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

         Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                  (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 5(f) or upon a stock split or combination as provided in Subsection 5(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then, and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction,
         (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Subsection 5(d)(iv), all shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Subsection 5(d)(iii) (other than shares excluded from the definition of "Additional Shares of Common Stock" by virtue of clause (IV) of Subsection 5(d)(i)(D)), such Additional Shares of Common Stock shall be deemed to be outstanding.

                  Notwithstanding the foregoing, the applicable Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

                  (v) Determination of Consideration. For purposes of this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:


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

                           (A)      Cash and Property: Such consideration shall:

                                    (I)  insofar  as it  consists  of  cash,  be
                  computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (II)  insofar  as it  consists  of  property
                  other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                    (III)  in the  event  Additional  Shares  of
                  Common  Stock  are  issued   together  with  other  shares  or
                  securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                           (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii) relating to Options and Convertible Securities shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date for a series of the Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for such series of Preferred Stock then in effect by a fraction:

                  (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for such series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series of Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

         (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of such series of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

         (h) Adjustment for Reclassification, Exchange or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (i) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series C Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this
Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

         (j) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

         (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock.

         (1)      Notice of Record Date.  In the event:

                   (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                   (ii)  that  the   Corporation   subdivides  or  combines  its
         outstanding shares of Common Stock;

                   (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                   (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     6. Optional Redemption.

     (a) At any time and from time to time after June 30, 1993, the Corporation may, at the option of its Board of Directors, redeem the Series C Preferred Stock, in whole or in part, by paying $6 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalization affecting such shares) in cash for each share of Series C Preferred Stock then redeemed (hereinafter referred to as the "Redemption Price").

     (b) In the event of any redemption of only a part of the then outstanding Series C Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series C Preferred
Stock held by such holders on the date of the Redemption Notice (as defined below).

     (c) `At least 30 days prior to the date fixed for any redemption of Series C Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series C Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series C Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares, specifying the Redemption

Date and the date on which such holder's Conversion Rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall has been a default in payment of the Redemption Price, all rights of the holders of the Series C Preferred Stock designated for redemption in the Redemption Notice as holders of Series C Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         (d) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series C Preferred Stock shall be redeemed from time to time. Any shares of Series C Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series C Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                     DESIGNATION OF SERIES D PREFERRED STOCK

         1. Designation; Rank. The series of Preferred Stock designated and known as "Series D Preferred Stock" shall consist of 1,000,000 shares, par value $.01 per share. Shares of the Series D Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.004 per share (the "Common Stock") of the Corporation and junior to the Series C Preferred Stock.

         2. Dividends.

         (a) The holders of the Series D Preferred Stock shall be entitled to receive, when declared by the Directors out of any funds legally available therefor, dividends in cash at the annual rate of $0.2375 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), and no more, in equal quarterly payments in arrears on March 31, June 30, September 30 and December 31 in each year (each such date is referred to as a "Dividend Payment Date") commencing on March 31, 1994, payable in preference and priority to any payment of any cash dividend on Common Stock and junior in preference and priority to any payment of any cash dividend to the holders of Series C Preferred Stock. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that the amount payable to shareholders for the first such dividend due on March 31, 1994, shall be pro-rated on a daily basis from the date of issue. If the Dividend Payment Date is not a business day, the Dividend Payment Date shall be the next succeeding business day.

         (b) Each of such quarterly dividends shall be fully cumulative and shall accrue, whether or not earned or declared, without interest, from the date of issue of the Series D Preferred Stock.

         (c) No dividends shall be declared or paid or set apart for payment on the Common Stock, or on the Preferred Stock of any series ranking, as to dividends, junior to the Series D Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series D Preferred Stock for all dividend payment periods ending on or prior to the date of payment of such full cumulative dividends. (The Common Stock and any such series of Preferred Stock are referred to hereinafter as "Junior Securities".) Unless full cumulative dividends on the Series D Preferred Stock have been paid, no other distribution shall be made upon or in respect of the Junior Securities.

     (d) In the event that the Corporation shall have cumulative, accrued and unpaid dividends outstanding immediately prior to, and in the event of a conversion of any shares of Series D Preferred Stock as provided in Section 5 hereof, the Corporation shall, at its option, pay in cash to such holder the full amount of any such dividends or allow such dividends to be converted into Common Stock and the conversion price for such purpose shall be the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

     3. Liquidation, Dissolution or Winding Up.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series D Preferred Stock, (collectively referred to as "Senior Preferred Stock") but before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount equal to $4.75 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full amount to which they shall be entitled, the holders of Series D Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series D Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

     (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopier to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series D Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for case, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

         4.       Voting.

         (a) Except as may be otherwise provided in these terms of the Series D Preferred Stock or by law, the Series D Preferred Stock shall not be entitled to vote.

         (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series D Preferred Stock so as to affect adversely the Series D Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series D Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series D Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with Series D Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed not to affect adversely the Series D Preferred Stock. The number of authorized shares of Series D Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series D Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

         5. Optional Conversion. The holders of the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time, into one share of fully paid and nonassessable Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

         In the event of a notice of redemption of any shares of Series D Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series D Preferred Stock.

         (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

         (c) Mechanics of Conversion.

                  (i) In order for a holder of Series D Preferred Stock to convert shares of Series D Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series D Preferred Stock at the office of the transfer agent for the Series D Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series D Preferred Stock represented by such certificate or certificates for shares of Common stock to be issued, provided however, that the holder shall pay any transfer taxes arising from the issuance of the Common Stock to any person or entity other than the holder.

         If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series D
         Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of is authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock.

                  (iii) All shares of Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any accrued and unpaid dividends thereon. Any shares of Series D Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series D Preferred Stock accordingly.

         (d) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above in section 5(a) hereof, or a reorganization, merger, consolidation, or sale of assets provided for below in Section 5(e) hereof), then and in each event the holder of each such share of Series D Preferred Stock shall have the right thereafter to convert such share of Series D Preferred Stock into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification, or other change by a holder of the number of shares of Common Stock into which such shares of Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (e) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series D Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series D Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

         (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

         (g)      Notice of Record Date.  In the event:

                  (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                  (ii)  that  the   Corporation   subdivides   or  combines  its
         outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series D Preferred Stock, and shall cause to be mailed to the holders of the Series D Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         6.       Optional Redemption.

         (a) At any time and from time to time, the Corporation may, at the option of its Board of Directors, redeem the Series D Preferred Stock, in whole or in part, by paying $7 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) in cash for each share of Series D Preferred Stock then redeemed (hereinafter referred to as the "Redemption Price").

         (b) In the event of any redemption of only a part of the then outstanding Series D Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series D Preferred Stock held of record by such holders on the date of the Redemption Notice (as defined below).

         (c) At least 30 days prior to the date fixed for any redemption of Series D Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class mail, postage prepaid, to each holder of record of Series D Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series D Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares specifying the Redemption Date and the date on which such holder's Conversion Rights (pursuant to Section 5 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series D Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series D Preferred Stock designated for redemption in the Redemption Notice as holders of Series D Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         (d) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series D Preferred Stock shall be redeemed from time to time. Any shares of Series D Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series D Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series D Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

                     DESIGNATION OF SERIES E PREFERRED STOCK

         1. Designation; Rank. The series of Preferred Stock designated and known as "Series E Preferred Stock" shall consist of 400,000 shares, par value $.01 per share. Shares of the Series E Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.004 per share (the "Common Stock") of the Corporation, junior to the Series C Preferred Stock and on a parity with the Series D Preferred Stock and Series F Preferred Stock.

         2.       Dividends.

         (a) The holders of the Series E Preferred Stock shall be entitled to receive, when declared by the Directors out of any funds legally available therefor, dividends in cash or, at the Corporation's option, in Common Stock, at the annual rate of $0.30 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), and no more, on the earlier to occur of (i) the Conversion Date (as hereinafter defined) and (ii) the Redemption Date (as hereinafter defined) (the "Dividend Payment Date"), payable in preference and priority to any payment of any cash dividend on Common Stock, junior in preference and priority to any dividend payment to the holders of Series C Preferred Stock and on a parity with any dividend payment to the holders of Series D Preferred Stock and Series F Preferred Stock. Such dividends shall be paid to the holders of record at the close of business on the Dividend Payment Date. If the Dividend Payment Date is not a business day, the Dividend Payment Date shall be the next succeeding business day. If the Corporation elects to pay such dividends in Common Stock, the conversion price per share (the "Conversion Price") shall be the lesser of (i) $3.75 and (ii) the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the bid price per share on the NASDAQ Small-Cap Market, averaged over the 30 trading days immediately preceding the Conversion Date (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

         (b) Dividends shall be fully cumulative and shall accrue, whether or not earned or declared, without interest, from the date of issue of the Series E Preferred Stock.

         (c) No dividends shall be declared or paid or set apart for payment on the Common Stock, or on the Preferred Stock of any series ranking, as to dividends, junior to or on a parity with the Series E Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series E Preferred Stock for all dividend payment periods ending on or prior to the date of payment of such full cumulative dividends. (The Common Stock and any such series of Preferred Stock are referred to hereinafter as "Junior Securities".) Unless full cumulative dividends on the Series E Preferred Stock have been paid, no other distribution shall be made upon or in respect of the Junior Securities.

         3.       Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series E Preferred Stock, (collectively referred to as "Senior Preferred Stock") but before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, and on a parity with any dividend payment to the holders of Series D Preferred Stock and Series F Preferred Stock, an amount equal to $3.75 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full amount to which they shall be entitled, the holders of Series E Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series E Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopier to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series E Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for case, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

         4.       Voting.

         (a) Except as may be otherwise provided in these terms of the Series E Preferred Stock or by law, the Series E Preferred Stock shall not be entitled to vote.

         (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series E Preferred Stock so as to affect adversely the Series E Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series E Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series E Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with Series E Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed not to affect adversely the Series E Preferred Stock. The number of authorized shares of Series E Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series E Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

         5.       Conversion.

         (a) Mandatory Conversion. On January 1, 1995 (the "Conversion Date"), each share of Series E Preferred Stock shall automatically and without further action on the part of any holder of Series E Preferred Stock be converted into the number of shares of fully paid and nonassessable Common Stock derived by dividing $3.75 by the Conversion Price. Upon such conversion, each share of Series E Preferred Stock shall be cancelled and not subject to reissuance. On or before September 30, 1994, the Corporation shall provide written notice (the "Conversion Notice") to the holders hereof of the Corporation's intention not to exercise the redemption option provided for in Section 6 hereof and to allow the Series E Preferred Stock to automatically convert pursuant to this Section 5(a). The immediately preceding sentence notwithstanding, the Corporation shall not be deemed to have waived its right to redeem the Series E Preferred Stock pursuant to Section 6 hereof by virtue of the issuance of the Conversion Notice."

         (b) Delivery of Stock Certificates. The holder of any shares of Series E Preferred Stock converted pursuant to Section 5(a) hereof, shall deliver to the Corporation during regular business hours at the office of the transfer agent of the Corporation for the Series E Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate for such Common Stock is to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

         (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price.

         (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which a share of Series E Preferred Stock was first issued ("Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series E Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series E Preferred Stock then in effect by a fraction:

                  (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series E Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series E Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

         (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series E Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

         (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 5(d), (e) and (f) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(h) hereof), then and in each event the holder of each such share of Series E Preferred Stock shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification, or other change by a holder of the number of shares of Common Stock into which such shares of Series E Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series E Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series E Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the

Board of Directors)  shall be made in the  application of the provisions in this
Section 5 with respect to the rights and interest thereafter of the holders of the Series E Preferred Stock, to the end that the provisions set forth in this
Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series E Preferred Stock.

         (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the holders of the Series E Preferred Stock against impairment of their conversion rights.

         (j)      Notice of Record Date.  In the event:

                  (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                  (ii)  that  the   Corporation   subdivides   or  combines  its
         outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series E Preferred Stock, and shall cause to be mailed to the holders of the Series E Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten
(10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

                  (k) Optional Conversion. Except as set forth in Section 5(a) hereof, the holders of the Series E Preferred Stock shall not have the right to convert their shares of Series E Preferred Stock into Common Stock.

         6.       Optional Redemption.

         (a) At any time and from time to time on or before December 31, 1994, the Corporation may, at the option of its Board of Directors, redeem the Series E Preferred Stock, in whole or in part, by paying $3.75 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares) in cash for each share of Series E Preferred Stock then redeemed (hereinafter referred to as the "Redemption Price").

         (b) In the event of any redemption of only a part of the then outstanding Series E Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series E Preferred Stock held of record by such holders on the date of the Redemption Notice (as defined below).

         (c) At least ten (10) days prior to the date fixed for any redemption of Series E Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class mail, postage prepaid, to each holder of record of Series E Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series E Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares specifying the Redemption Date and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series E Preferred Stock to be redeemed shall surrender his, her or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series E Preferred Stock designated for redemption in the Redemption Notice as holders of Series E Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         (d) Subject to the provisions hereof, the Board of Directors of the Corporation shall have authority to prescribe the manner in which Series E Preferred Stock shall be redeemed from time to time. Any shares of Series E Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series E Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series E Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.


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                                       34

                     DESIGNATION OF SERIES F PREFERRED STOCK

         1. Designation; Rank. The series of Preferred Stock designated and known as "Series F Preferred Stock" shall consist of 700,000 shares, par value $.01 per share. Shares of the Series F Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank senior and prior to the Common Stock, par value $.004 per share (the "Common Stock") of the Corporation, junior to the Series C Preferred Stock and on a parity with the Series D Preferred Stock and Series E Preferred Stock.

         2. Dividends. The holders of the Series F Preferred Stock shall not be entitled to receive dividends.

         3.       Liquidation, Dissolution or Winding Up.

         (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series F Preferred Stock, (collectively referred to as "Senior Preferred Stock") but before any payment shall be made to the holders of Common Stock and any series of Preferred Stock ranking on liquidation junior to the Series F Preferred Stock ("Junior
Securities") by reason of their ownership thereof, and on a parity with any dividend payment to the holders of Series D Preferred Stock and Series E Preferred Stock, an amount equal to $5.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series F Preferred Stock the full amount to which they shall be entitled, the holders of Series F Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock and Series F Preferred Stock upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Securities then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         (c) Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telecopier to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of the Series F Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         (d) Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         (e) For the purposes of this Section 3, neither the voluntary sale, conveyance, exchange or transfer (for case, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the business of the Corporation.

         4.       Voting.

         (a) Except as may be otherwise provided in these terms of the Series F Preferred Stock or by law, the Series F Preferred Stock shall not be entitled to vote.

         (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series F Preferred Stock so as to affect adversely the Series F Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series F Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock with preference or priority over the Series F Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series F Preferred Stock, and the authorization or issuance of any series of Preferred Stock on a parity with Series F

Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed not to affect adversely the Series F Preferred Stock. The number of authorized shares of Series F Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series F Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class.

         5.       Conversion.

         (a) Mandatory Conversion. On July 1, 1995 (the "Conversion Date"), each share of Series F Preferred Stock shall automatically and without further action on the part of any holder of Series F Preferred Stock be converted into the number of shares of fully paid and nonassessable Common Stock derived by dividing the number 1 by a fraction, the denominator of which is $5.00 and the numerator of which is ninety percent (90%) of the closing price per share of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the NASDAQ National Market System, or if not then listed or traded on any such exchange or system, the bid price per share on the NASDAQ Small-Cap Market, averaged over the 30 trading days immediately preceding the Conversion Date. Upon such conversion, each share of Series F Preferred Stock shall be cancelled and not subject to reissuance."

         (b) Delivery of Stock Certificates. The holder of any shares of Series F Preferred Stock converted pursuant to Section 5(a) hereof, shall deliver to the Corporation during regular business hours at the office of the transfer agent of the Corporation for the Series F Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate for such Common Stock is to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

         (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series F Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by $5.00.

         (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date on which a share of Series F Preferred Stock was first issued ("Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series F Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series F Preferred Stock then in effect by a fraction:

                  (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series F Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series F Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

         (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series F Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Preferred Stock.

         (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series F Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 5(d), (e) and (f) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(h) hereof), then and in each event the holder of each such share of Series F Preferred Stock shall have the right thereafter to convert such share of Series F Preferred Stock into the kind and amount of shares of stock and other securities receivable upon such reorganization, reclassification, or other change by a holder of the number of shares of Common Stock into which such shares of Series F Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Subsection 3(a)), each share of Series F Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series F

Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the holders of the Series F Preferred Stock, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series F Preferred Stock.

         (i) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the holders of the Series F Preferred Stock against impairment of their conversion rights.

         (j)      Notice of Record Date.  In the event:

                  (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                  (ii)  that  the   Corporation   subdivides   or  combines  its
         outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series F Preferred Stock, and shall cause to be mailed to the holders of the Series F Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten
(10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

             (k) Optional Conversion. Except as set forth in Section 5(a) hereof, the holders of the Series F Preferred Stock shall not have the right to convert their shares of Series F Preferred Stock into Common Stock.

         6. Redemption. The Corporation shall not have any right to redeem the Series F Preferred Stock.

         FIFTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SIXTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         SEVENTH. The number of directors constituting the entire Board of Directors shall be as set forth in or pursuant to the by-laws of the Corporation. The Board of Directors shall be divided into three classes, designated Classes I, II and III, which shall be as nearly equal in number as possible. Initially, directors of Class I shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1995, directors of Class II shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1996 and directors of Class III shall be elected to hold office for a term expiring at the annual meeting of stockholders in 1997. At each annual meeting of stockholders following such initial classification and election, the respective successors of each class shall be elected for three-year terms.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this day of June, 1994.

                                                     SHARED TECHNOLOGIES INC.
ATTEST


/s/ Kenneth M. Dorros                                By:/s/ Anthony D. Autorino
Kenneth M. Dorros, Secretary                            Anthony D. Autorino
                                                        President


[Corporate Seal]